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EL PASO CORPORATION

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SELIM K. ZILKHA

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FOR IMMEDIATE RELEASE
Media Relations	Investor Relations
Kekst & Company	Innisfree M&A Incorporated
Attn: Victoria A. Weld and Lawrence A. Rand	Attn: Alan M. Miller
Tel: (212) 521-4800	Tel: (212) 750-5833

MURPHY COMMENTS ON PROCESS

FOLLOWED BY ZILKHA BOARD NOMINEES

TO SELECT EL PASO CEO AND CHAIRMAN

Houston, TX, May 28, 2003 John J. Murphy, the designated non-executive chairman of the board of El Paso Corporation (NYSE: EP) should Selim K. Zilkha’s nominees be elected as directors at the company’s annual shareholder meeting on June 17, 2003, today described the process by which Stephen D. Chesebro’ was selected to serve as CEO and by which Mr. Murphy was selected as non-executive chairman.

“On behalf of myself and the rest of Mr. Zilkha’s nominees, and in the spirit of the open process and commitment to best practices that we intend to bring to El Paso, I would like to comment on the process that was followed when Steve Chesebro’ was selected by our nominees to be El Paso’s next CEO and I was asked to become the company’s non-executive chairman.

“In late April, all of Mr. Zilkha’s nominees held a meeting to discuss our business and management plan for El Paso. No one other than the nominees was present at this meeting and no one other than the nominees had any input on the plans that we discussed and formulated. We had a very productive discourse that resulted in the subsequent business and management plan that we presented to shareholders in our proxy statement. During the meeting, the nominees unanimously designated me to serve as Chairman of El Paso. In addition, we unanimously decided that Stephen D. Chesebro’ should serve as CEO. The decision to name Steve was based solely upon his superior qualifications. Steve has the experience, talent, passion and tenacity required to lead El Paso. The nominees and I also agreed that good corporate governance in today’s environment demands that either a non-executive chairman or a lead director of the board be named. Given my experience in the industry and in overseeing virtually all phases that a public company goes through, the nominees asked that I serve in the position of non-executive chairman.

“One very important decision that we also made that day concerned the compensation package that the CEO and board members would receive. Unlike the rich compensation plans that El Paso currently has in place, including lavish golden parachute and egregious change of control provisions, our compensation plans, which contain no golden parachutes, truly align the management and board interests with those of the shareholders as clearly spelled out in our proxy material and investor presentations.

“As for Steve’s resume, even a cursory reading of his background will demonstrate that he is uniquely qualified to serve as the CEO of El Paso. Steve has had a distinguished and successful career. Steve currently is the non-executive chairman of the board of Harvest Natural Resources, a New York Stock Exchange-listed exploration and production company. Prior to this position, Steve served as CEO of PennzEnergy until he retired from that position when PennzEnergy was sold to Devon Energy. PennzEnergy was created in December 1998 when the Pennzoil Company split into PennzEnergy and Pennzoil-Quaker State.

“Prior to heading up PennzEnergy, Steve was President, Chief Operating Officer of Pennzoil as well as a member of the Pennzoil Board of Directors. Prior to that, he spent over 32 years with Tenneco, where his last assignment was Chairman and Chief Executive of Tenneco Energy, a $4 billion global energy business.

“In addition to Steve’s extensive operating experience in the energy industry, Steve did some impressive work as Chairman of the Gas Industry Standards Board (GISB). Steve was elected the first Chairman of GISB in 1994 by other leaders in the industry and he retained that position until 1996. Under Steve’s leadership, the GISB spearheaded several initiatives that brought greater transparency and reliability in energy trading practices.

“We believe the choice for El Paso shareholders is clear: elect a new board that is committed to bringing fundamental and systemic change to El Paso, and which has named, on the record and with all of his compensation visible for all to see, Stephen D. Chesebro’ as the company’s next CEO, or keep in office a board that has time and again demonstrated that it will only embrace change when others force it to do so, and one that still keeps shareholders in the dark as to who might be the company’s next CEO, and what that CEO will cost. I urge El Paso shareholders to support Mr. Zilkha’s slate and vote the BLUE proxy card,” Mr. Murphy concluded.

John Murphy has more than 44 years of energy industry experience as an executive of Dresser Industries, Inc. including as Chairman and Chief Executive Officer of Dresser from 1983 through 1995, and as Chairman until his retirement in 1996.

Mr. Zilkha invites his fellow El Paso shareholders to visit his website, www.saveelpasonow.com for further information regarding the credentials of the Zilkha slate.

# # #

On May 12, 2003, Selim K. Zilkha filed with the Securities and Exchange Commission a definitive proxy statement relating to his solicitation of proxies with respect to the 2003 El Paso annual meeting of stockholders. Mr. Zilkha has furnished the definitive proxy statement to El Paso’s stockholders and may file other proxy solicitation materials. Investors and security holders are urged to read the proxy statement and any other proxy solicitation materials when they become available as they contain important information.

Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Mr. Zilkha with the Commission at the Commission’s website at http://www.sec.gov. You may also access a copy of Mr. Zilkha’s definitive proxy statement by accessing www.saveelpasonow.com. In addition, you may obtain a free copy of the definitive proxy statement by contacting Innisfree M&A Incorporated toll free at (877) 750-5837 (banks and brokers call collect at (212) 750-5833).

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of El Paso stockholders is available in the proxy statement and Mr. Zilkha’s DFAN14A filed with the Commission on May 21, 2003.

Some of the statements contained in this press release may constitute “forward-looking statements,” which for this purpose includes all statements that are not of historical fact. The actual future financial performance of El Paso could differ materially from those anticipated by these forward-looking statements. Particularly given the condition to which El Paso has been reduced under the current Board, there can be no assurance that Mr. Zilkha or the nominees will succeed in their efforts to turn El Paso around.

This press release may quote or refer to independent industry research reports, financial analyst reports and newspaper articles. To the extent such a quote is included in this press release, Mr. Zilkha has not sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material.